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                                                                    EXHIBIT 99.3

                  [GLOBAL INDUSTRY ANALYSTS, INC. LETTERHEAD]



August 16, 1999

                             To Who It May Concern

The information and market estimates attributed to Global Industry Analysts, Inc. (GIA) on page 33 of Form S-1 (Ashford.com, Inc.) are accurate and true. These numbers are based on GIA's research. Ashford.com, Inc. has our consent to use this information in Form S-1 and any other company materials.

Please direct further questions in this regard to the undersigned.

Sincerely,

/s/ STEVE YERABATI

Steve Yerabati
Director, Research Operations